Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Syntel, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bharat Desai, Co-Chairman of the Company, Rakesh Khanna, Chief Executive Officer and President of the Company and Anil Agrawal, Chief Financial Officer & Chief Information Security Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bharat Desai
Bharat Desai
Syntel, Inc. Co-Chairman
(principal executive officer)
July 31, 2017

/s/ Rakesh Khanna
Rakesh Khanna
Syntel, Inc. Chief Executive Officer and President
(principal executive officer)
July 31, 2017

/s/ Anil Agrawal
Anil Agrawal
Syntel, Inc. Chief Financial Officer &
Chief Information Security Officer
(principal financial officer and principal accounting officer)
July 31, 2017